SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2007

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, the Board of Directors of Integrated Silicon Solution, Inc. (“ISSI”) approved a record date of June 15, 2007 for the ISSI 2007 annual meeting of stockholders which will be held on July 30, 2007. In addition, upon the recommendation of the Nominating Committee, the Board approved the nomination of each of Jimmy S. M. Lee, Kong Yeu Han, Melvin Keating, Ping K. Ko, Keith McDonald, Bryant Riley, and Bruce A. Wooley for re-election at the annual meeting.

In addition, as contemplated by that certain letter agreement entered into by ISSI on August 28, 2006 with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc., as amended as of November 30, 2006, Mr. Lip-Bu Tan and Mr. Hide Tanagami, current members of the Board of Directors of ISSI, have notified the Board of Directors that they will not seek or accept re-nomination for election to the Board of Directors at the 2007 annual meeting of stockholders.

On June 12, 2007, the Compensation Committee of the Board of Directors approved a special cash bonus of $50,000 to Scott Howarth, ISSI’s Chief Financial Officer, in recognition of his efforts in completing ISSI’s financial restatement and related SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: June 13, 2007	/s/ SCOTT D. HOWARTH
Scott D. Howarth
Vice President and Chief Financial Officer